Exhibit (h)(11)

                                                            Dated: April 4, 2002

                                   SCHEDULE A
                                TO THE AGREEMENT
                                     BETWEEN
                      TD WATERHOUSE INVESTOR SERVICES, INC.
                                       AND
                             FUNDS DISTRIBUTOR, INC.

     Names of FUNDS/Portfolios

     TD WATERHOUSE FAMILY OF FUNDS, INC.
     Money Market Portfolio
     U.S. Government Portfolio
     Municipal Portfolio
     California Municipal Money Market Portfolio
     New York Municipal Money Market Portfolio

     NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.
     Money Market Portfolio
     U.S. Government Portfolio
     Municipal Portfolio
     Money Market Plus Portfolio

     TD WATERHOUSE TRUST
     TD Waterhouse Dow 30 Fund
     TD Waterhouse Bond Index Fund
     TD Waterhouse 500 Index Fund
     TD Waterhouse Extended Market Index Fund
     TD Waterhouse Asian Index Fund
     TD Waterhouse European Index Fund
     TD Waterhouse Technology Fund
     TD Waterhouse Tax Managed Growth Fund

                                         TD WATERHOUSE INVESTOR SERVICES, INC.

                                         By:  /s/ Michele A. Teichner
                                              -------------------------------
                                         Title:  Senior Vice President
                                                 ----------------------------


                                         FUNDS DISTRIBUTOR, INC.

                                         By:  /s/ Richard F. Froio
                                              ------------------------------
                                         Title: B/D Chief Compliance Officer
                                                ----------------------------